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                                                                   EXHIBIT 10.31


                       FIRST AMENDMENT TO LEASE AGREEMENT


         This First Amendment to Lease Agreement ("First Amendment") is entered into by and between Medical Plaza Partners, Ltd., a Texas limited partnership ("Landlord"), and Billing Information Concepts, Inc., a Delaware corporation ("Tenant").

         For and in consideration of One and No/100 Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby recite and agree as follows:

         1.       Recitals.

                  (a) Lease. Landlord and Tenant entered into the Office Building Lease Agreement ("Lease") dated July 11, 1996, with respect to certain Premises situated at 7411 John Smith Drive, San Antonio, Texas, as more particularly described in the Lease.

                  (b) Tenant Improvements. In accordance with the Construction Rider attached as Exhibit D to the Lease, Tenant has submitted the Construction Documents to Landlord and Landlord has approved the Construction Documents, subject to Tenant's agreeing to pay certain excess cost of construction of the Tenant Improvements. Tenant has agreed to pay such excess costs as described herein and Landlord and Tenant desire to enter into this First Amendment to set forth the basis upon which such excess costs shall be paid by Tenant.

                  (c) Capitalized Terms. All capitalized terms used herein and not otherwise specifically defined shall have the same meaning as is ascribed to such terms in the Lease.

         2. Approval of Construction Documents and Agreement to Pay Excess Costs. Landlord hereby approves the Construction Documents prepared by Insite Architects, dated August 19, 1996, as revised through August 22, 1996, and the same shall constitute the Approved Tenant Improvement Construction Documents under the Lease. Landlord and Tenant have agreed that the total cost of the Tenant Improvements pursuant to the Approved Tenant Improvement Construction Documents ("Total Cost") is $2,084,242.11, which Total Cost shall be shared and paid by Landlord and Tenant as hereinafter provided. Landlord shall pay $715,000.00 ("Base Cost") of the Total Cost, and Tenant shall pay the additional amount of the Total Cost actually incurred by Landlord ("Excess Costs") up to $1,369,242.11. Any costs for the Tenant Improvements as reflected in the Approved Tenant Improvement Construction Documents in excess of $2,084,242.11 shall be at



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Landlord's sole cost and expense, except that Tenant shall pay any costs for the
Tenant Improvements in excess of $2,084,242.11 which are due to Tenant requested changes to the Tenant Improvements as reflected in the Approved Tenant Improvement Construction Documents in accordance with subparagraph (g) of the Construction Rider attached to the Lease as Exhibit D.

         3. Payment of Excess Costs. The Excess Costs shall be paid by Tenant to Landlord in monthly installments within five (5) days following Landlord's delivery to Tenant of (i) periodic draw requests substantially in accordance with applicable AIA draw forms, requesting payment for work performed by the Contractor in accordance with the Contract Documents, which draw requests shall be signed by Contractor and approved by Michael Schroeder of Insite Architects ("Architect"); and (ii) lien waivers signed by the general contractor and from any major subcontractors (i.e. subcontractors performing work costing in excess of $15,000.00 during the period covered by the draw request) covering all work performed and materials delivered prior to the date of the draw request. Periodic draw requests pursuant to this First Amendment shall be made as soon as reasonably possible following Landlord's receipt of draw requests from the Contractor for payment of the Tenant Improvements, and the amount of each draw request for funds to be advanced under this First Amendment shall be based upon the proportion that the work completed as of the effective date of the draw request bears to the total work covered by the construction contract, subject to any retainages required by the construction contract. When Landlord desires to receive a disbursement from Tenant, Landlord shall deliver to Tenant a written request for disbursement together with the draw request and other documents described above ("Disbursement Request"). Within five (5) days following the date that Landlord delivers the Disbursement Request to Tenant, Tenant shall deliver good funds to Landlord in full payment thereof. Upon final completion of the Tenant Improvements and the Contractor being entitled to full and final payment of the cost of the Tenant Improvements pursuant to the construction contract therefor, Landlord shall deliver to Tenant as a part of the documents comprising the final Disbursement Request a certificate of substantial completion in the form promulgated by the AIA signed by the Architect confirming the substantial completion of the Tenant Improvements in accordance with the Contract Documents.

         4. Letter of Credit. In order to secure Tenant's payment of the Excess Costs, within two (2) business days following the execution of this First Amendment, Tenant shall deliver to Landlord an unconditional irrevocable letter of credit, in substantially the form attached hereto as Exhibit A, in the amount of $1,369,242.11. The Letter of Credit shall be issued to Landlord and have an initial expiration date of January 2, 1997 ("Initial Expiration Date"); and the Letter of Credit shall provide that the expiration date will be automatically extended until April 1, 1997 in the event that the amount thereof has not


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been reduced to zero by the Initial Expiration Date. The Letter of Credit shall provide that the amount payable thereunder shall be reduced on a dollar-for-dollar basis for all amounts paid by Tenant to Landlord in payment of the Excess Costs. Upon payment in full of the Excess Costs, Landlord shall execute and deliver a Certificate to Tenant evidencing payment in full of the Excess Costs and the expiration of the Letter of Credit (or the reduction of its face amount to zero). Landlord shall have the right to collaterally assign its rights under the Letter of Credit to Broadway National Bank to additionally secure Broadway National Bank with respect to Tenant's obligation to pay the Excess Costs pursuant to this First Amendment, and Tenant agrees to execute such documents as may be reasonably required by Broadway National Bank in connection therewith provided that Broadway National Bank expressly agrees that the Letter of Credit only secures Tenant's payment of the Excess Costs as herein provided. In the event Tenant defaults in the payment of any amounts due hereunder (subject to Tenant's notice and cure rights as provided in Section 18(a) of the Lease), Landlord shall be entitled to draw the full amount outstanding under the Letter of Credit and apply the proceeds thereof towards payment of Tenant's obligation to pay the Excess Costs.

         5. Cost Savings. The first sentence of paragraph (h) of Exhibit D of the Lease is deleted in its entirety. In lieu thereof, paragraph (g) of Exhibit D of the Lease is hereby modified to add the following sentences to the end of such paragraph:

         "In the event the Change Order Request would result in a decrease in the cost of the Tenant Improvements, Landlord's Response shall advise Tenant of the amount of such decrease and Tenant shall have three (3) days following its receipt of Landlord's Response in which to advise Landlord whether Tenant elects to proceed with such changes. In the event Tenant so elects to proceed with the changes, Tenant shall receive a credit against the Excess Costs payable by Tenant in the amount of the decrease in cost attributable thereto."

         6. Other Terms. All other terms, conditions and provisions of the Lease shall remain in full force and effect as of the date thereof.

         7. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one instrument.


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         EXECUTED to be effective on September 30, 1996.

                                    LANDLORD:

                                    MEDICAL PLAZA PARTNERS, LTD.

                                    By:      ORION PARTNERS MEDICAL PLAZA,
                                             LTD., ITS GENERAL PARTNER

                                             By:      ORION PARTNERS, INC.,
                                                      ITS GENERAL PARTNER


                                    By:   /s/ T.H. Chandler
                                       -----------------------------------------
                                    Name:   T.H. Chandler
                                         ---------------------------------------
                                    Title:   Sr. VP
                                          --------------------------------------

                                    TENANT:

                                    BILLING INFORMATION CONCEPTS, INC.


                                    By:   /s/ Kelly E. Simmons
                                       -----------------------------------------
                                    Name:   Kelly E. Simmons
                                         ---------------------------------------

                                    Title:   Sr. VP & CFO
                                          --------------------------------------



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